As of March 13, 2007

POW! ENTERTAINMENT, INC.
 (f/s/o Stan Lee)
c/o Ganfer & Shore
360 Lexington Avenue
New York, New York  10017
Attn: Arthur Lieberman, Esq.

Re:	Stan Lee / Producer / Overall Agreement / Amendment

Gentlemen:

Reference is made to the Agreement (the "Agreement") dated as of March 20, 2006 between SILVER CREEK PICTURES, INC. ("Silver Creek") and POW! ENTERTAINMENT, INC. (“Lender”), as amended by the letter agreement, dated as of September 20, 2006 (the “First Amendment”), for (a) submission by Stan Lee (“Artist”), on an exclusive “first look” basis, of any and all ideas, material and/or properties owned or controlled by Lender or Artist that Artist is interested in developing in any medium or media and (b) the producing services of Artist in connection with the development, production and distribution of such Properties in any medium or media.

In consideration of the mutual covenants and agreements contained herein and in the Agreement and the First Amendment, Silver Creek, Lender and Artist hereby agree in this second amendment (“Second Amendment”) dated as of March 13, 2007, to further amend the Agreement as follows:

1.           Reference is made to Paragraph I.C.1 of the Agreement (Overall; Term; Initial Term).  Notwithstanding anything to the contrary contained therein, the Initial Term of the Agreement commenced as of the date of the Agreement (i.e., March 20, 2006) and shall continue through and include May 1, 2007, subject to suspension and extension as provided in Paragraph G. of the Standard Terms.

2.           Reference is made to Paragraph I.C.2 of the Agreement (Overall; Term; Optional Term).  Silver Creek hereby exercises its option to extend the Initial Term for an additional one (1) year period commencing upon the expiration of the Initial Term and continuing through and including May 2, 2008, subject in all respects to Silver Creek’s right to suspend and extend the Optional Term as provided in the Standard Terms.

Except as specifically set forth herein, all provisions of the Agreement shall remain in full force and effect and may not be modified except by a writing executed by all parties to the Agreement.  Each capitalized term used herein and not specifically defined herein shall have the meaning ascribed thereto in the Agreement.

If the foregoing correctly represents your understanding, please so acknowledge and accept as provided below.

SILVER CREEK PICTURES, INC.

By:

Its:

ACCEPTED AND AGREED:

POW! ENTERTAINMENT PRODUCTIONS, INC.

By:

Its:
Federal I.D. No.